EX-23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Prospectus Supplement dated November 7, 2001, constituting part of the Registration Statement on Form S-3 (No. 333-64896) of Mid-State Homes, Inc. of our report dated November 7, 2001 relating to the financial statements of Mid-State Trust X, which appears in such Prospectus Supplement. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.

                                                  /s/ PricewaterhouseCoopers LLP
                                                  ------------------------------
                                                  PricewaterhouseCoopers LLP
                                                  Tampa, Florida
                                                  November 7, 2001